                                                                  EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-26927, 333-35709, 333-35707, 333-23063, 333-45227 and 333-45155 for
Cendant Corporation on Form S-3, in Registration Statement No. 333-46661 for Cendant Corporation on Form S-4 and in Registration Statement Nos. 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656, 333-03241,
33-74068, 33-74066, 33-91658, 333-00475, 333-03237, 33-75684, 33-80834,
33-93372, 333-09633, 333-09637, 333-09655, 333-22003, 333-34517-2, 333-42503,
333-30649, 333-42549, 333-45183 and 333-47537 for Cendant Corporation on Form
S-8 of our report dated June 24, 1996, related to the consolidated financial statements of Sierra On-Line Inc., appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP


Seattle, Washington
March 30, 1998